Exhibit 16.1

March 10, 2023

U.S. Securities and Exchange Commission

Office of the Chief Accountant

100 F Street, NE

Washington, DC 20549

Re: VanEck Merk Gold Trust

File no. 001-36459

Dear Sir or Madam:

We have read the statements made pursuant to Item 4.01 of Form 8-K of VanEck Merk Gold Trust Dated March 9, 2023, and agree with the statements concerning our Firm contained therein.

Very truly yours,

BBD, LLP